AMENDMENT NO. 1 TO

INDEMNITY AGREEMENT

This Amendment No. 1 to Indemnity Agreement (“Amendment”) is made and entered into effective December 31, 2010, by and between Athena Silver Corporation, a Delaware corporation (“Athena” or the “Company”), John Gibbs (“Gibbs”), and John C. Power (“Power”).  (Gibbs and Power shall be referred to individually as an “Indemnitor” and collectively as (“Indemnitors”).

RECITALS

A.

The parties executed and delivered an Indemnity Agreement dated as of December 31, 2010 (the “Indemnity”).

B.

The parties desire to amend the Indemnity in the particulars hereinbelow set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement the parties agree as follows:

1.

Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Indemnity.

2.

Paragraph No. 1 of the Indemnity is hereby amended, in its entirety, to read as follows:

“1.

In consideration of the indemnity provisions of paragraph 2 below, concurrently with the execution and delivery of this Agreement, Athena shall grant and issue to Indemnitors, as tenants in common, an aggregate of 2.5 million shares of Athena common stock (the “Athena Shares”).  The Athena Shares are and will be “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended; and the certificate evidencing such shares shall bear the customary restrictive legend under Rule 144.  As additional consideration of the indemnity provisions of paragraph 2 below, Athena agrees to forgive all intercompany indebtedness and obligations owed by Great Western Brewing Company, a California corporation to Athena as of December 31, 2010.”

3.

All other terms, agreements and covenants contained in the Indemnity shall be deemed to be and remain in full force and effect.  In the event of any conflict or inconsistency between the provisions of the Indemnity and the covenants contained in this Amendment, the provisions of this Amendment shall control.

4.

This Amendment shall be deemed effective as of December 31, 2010.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seal the day and year first above written.

INDEMNITORS

_____/s/ John Gibbs_________

John Gibbs

____/s/ John C. Power________

John C. Power

INDEMNITEES

Athena Silver Corporation

By:___/s/ Brian Power_______

Brian Power